Exhibit 10.3
                                AMENDMENT NO. 1
                                      TO
                  EMPLOYMENT AGREEMENT OF SCOTT M. CATTANACH


      This agreement is entered into as of this 13th day of April, 2005 and constitutes an amendment ("Amendment No. 1") to that certain employment agreement (the "Agreement") dated April 10, 2003, by and between Peoples State Bank, Wausau, Wisconsin, a Wisconsin banking corporation (the "Bank"), and Scott M. Cattanach, of Wausau, Wisconsin ("Mr. Cattanach").

      WHEREAS, the Bank and Mr. Cattanach wish to amend the Agreement in order to extend the term of the Agreement and to avoid unintended and adverse income tax consequences to Mr. Cattanach;

      The parties agree as follows:

1. Defined Terms. Each term, when used in this Amendment No. 1, shall have the same meaning as such term in the Agreement.

2.    Term.  Paragraph 2 of the Agreement shall be amended to read as follows:

            2. Term. The term of this agreement shall commence on the Commencement Date and shall end at midnight on the Expiration Date. For purposes of this agreement, the term "Expiration Date" shall mean the first to occur of (a) the date of Mr. Cattanach's death, or (b) the later of (1) March 31, 2008, and (2) the date to which the term of this agreement has most recently been extended pursuant to the following sentence. On the last day of each calendar month which commences on or after March 31, 2005, the term of this agreement shall automatically be extended for one calendar month; provided, however, that automatic extensions of the term of this agreement (and, consequently, the Expiration Date) pursuant to this sentence shall cease on the first to occur of (x) either the Bank or Mr. Cattanach giving to the other, at any time on or after March 31, 2005, a written notice that no, or no further, as the case may be, automatic extensions of the term of this agreement shall thereafter occur, but the giving of such a notice shall not affect any previous extensions, or (y) Mr. Cattanach's 62nd birthday. The term "Term of Employment" shall mean the period beginning on the Commencement Date and ending on the earlier of the Expiration Date or the date on which Mr. Cattanach's employment is terminated pursuant to paragraphs 5 or 8; provided, however, that for purposes of Mr. Cattanach's entitlement to any severance benefit pursuant to such paragraphs, Mr. Cattanach shall be deemed to have incurred a termination of employment with the Bank only on such date on which his employment has been terminated by the Bank, each other member of the controlled group of corporations of which the Bank is a member, and each other entity under common control with the Bank, and has thereby incurred a separation from service within the meaning of Code Section 409A(a)(2)(A) (a "Separation from Service").
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3.    Definition of "Key Employee".  For purposes of this Amendment No. 1, the term "Key Employee" means each person who is a "key employee" within the meaning of Code Section 416(i).

4. Payment of Severance Benefits. Notwithstanding any other provision of the Agreement to the contrary, in no event shall the severance benefit to which
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Mr. Cattanach may become entitled under the terms of paragraph 5(b) in the event of his termination for a reason other than good cause or the severance benefit to which Mr. Cattanach may become entitled under the terms of paragraph 8 in the event of his termination of employment for Good Reason be paid to Mr. Cattanach until the date on which he has incurred a Separation from Service; provided, however, that in the event Mr. Cattanach was a Key Employee as of the date of his Separation from Service, no severance benefit shall be paid to him until the date which is not less than six months after the date of such Separation from Service.

5. Ratification of Employment Agreement. Except as otherwise provided in paragraphs 2, 3 and 4 of this Amendment No. 1, all terms of the Agreement are hereby ratified and confirmed and remain in full force and effect.

      IN WITNESS WHEREOF, the Bank and Mr. Cattanach have caused this instrument to be executed as of the date first written above.


                              PEOPLES STATE BANK



                              By:   DAVID A. SVACINA
                                    David A. Svacina
                                    As its Executive Vice President


                                    SCOTT M. CATTANACH
                                    Scott M. Cattanach
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